Exhibit 99.1

From: David Unger

Sent: Wednesday, February 02, 2005 12:02 PM

To: Catherine Walsh; Timothy Wegener; Adam Clemens; Amanda Parness; David Bush; Eva Simonton; Hilary Kaiser; Julie Hill; Maritza Sills; Peni Garber; Randall Mays; Rob MacInnis; Scott Poole; Stephanie Sul; Steve Villa; Bill Boyd; Lon Otremba

Cc: Mike Zendan

Subject: resignation

I hereby resign my position as the only independent member of the Board of Directors of Muzak, LLC. After nearly 6 years as a Director, I regret being forced to do this in light of what I feel are the company’s failure to report material facts involved with operations, lawsuits among other things as well as unwillingness by management and the majority shareholder to institute proper safeguards, including but not limited to the establishment of an independent audit committee. Consequently, I have no choice but to relinquish this role to avoid potential personal liability.

I urge all parties concerned to take a more active role in the operations of the company and to start demanding more accountability from the management and the representatives of the majority shareholder.

David W. Unger

Avalon Equity